UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2019

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMRS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on December 10, 2018, the Company issued and sold $60 million aggregate principal amount of senior convertible notes (the “December 2018 Notes”), convertible into shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), to certain private investors (the “Investors”) pursuant to a Securities Purchase Agreement, dated December 6, 2018, (the “Purchase Agreement”), by and among the Company and Investors. In addition, as previously reported, on May 15, 2019, the Company entered into an Exchange Agreement (the “Prior Exchange Agreement”) with one of the Investors (the “Exchanging Investor”), pursuant to which the Company and the Exchanging Investor agreed to exchange the December 2018 Note held by the Exchanging Investor, in the principal amount of $53.3 million, for a new senior convertible note with an equal principal amount (the “Prior Exchange Note”) and a warrant (the “Prior Exchange Warrant”) to purchase 2 million shares of Common Stock at an exercise price of $5.12 per share, with an exercise term of two years from issuance (the “Prior Exchange”). The entry into the Purchase Agreement, the issuance and sale of the December 2018 Notes and related matters were reported in Current Reports on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on December 7, 2018  (the “December 7 8-K”) and December 11, 2018 , and the entry into the Prior Exchange Agreement, the consummation of the Prior Exchange and the issuance of the Prior Exchange Note and Prior Exchange Warrant, and related matters were reported in a Current Report on Form 8-K filed by the Company with the SEC on May 16, 2019 , and all of such disclosure is incorporated herein by reference.

Pursuant to the Prior Exchange, during the period from July 22, 2019 to July 29, 2019, inclusive, the Exchanging Investor had the right to require the Company to redeem the Prior Exchange Note, in whole or in part, at a price equal to 125% of the principal amount of the Prior Exchange Note being redeemed (the “Put Right”).

On July 24, 2019, Company entered into a Second Exchange Agreement (the “Second Exchange Agreement”) with the Exchanging Investor, pursuant to which the Company and the Exchanging Investor agreed to exchange the Prior Exchange Note and Prior Exchange Warrant held by the Exchanging Investor for (i) a new senior convertible note (the “New Note”) with a principal amount of $68.3 million, which represents the amount that the Exchanging Holder would have been entitled to receive pursuant to the Put Right, as well as accrued and unpaid interest and late charges under the Prior Exchange Note, and (ii) a new warrant (the “New Warrant”) to purchase 2 million shares of Common Stock at an exercise price of $2.87 per share, with an exercise term of two years from the issuance of the Prior Exchange Warrant (the “Second Exchange”). The Second Exchange Agreement includes customary representations, warranties and covenants of the parties, and incorporates the covenants of the parties contained in the Purchase Agreement.

The New Note would have substantially similar terms as the Prior Exchange Note, except that (i) the principal amount of the New Note would be $68.3 million as described above, which principal amount reflects (i) accrued and unpaid interest and late charges under the Prior Exchange Note and (ii) a 25% premium accruing under the Prior Exchange Note as a result of the Company’s failure to make an installment payment on the Prior Exchange Note due July 1, 2019 in the amount of $6.4 million (the “Payment Default”), as previously reported in a Current Report on Form 8-K  filed by the Company with the SEC on July 19, 2019, which disclosure is incorporated herein by reference, provided that upon an event of default under the New Note, the Exchanging Investor would not be entitled to require the Company to redeem the New Note in cash at a price greater than the intrinsic value of the shares of Common Stock underlying the New Note, (ii) the New Note would bear interest at a rate of 18% per annum, representing the default interest rate accruing under the Prior Exchange Note as a result of the Payment Default, (iii) the Exchanging Investor would agree to extend its waiver of certain covenant breaches relating to the failure by the Company to timely file periodic reports with the SEC from July 22, 2019 to September 16, 2019, (iv) the first Installment Date (as defined in the December 7 8-K) under the New Note would occur on October 1, 2019, and (v) the Exchanging Investor would not be entitled to the Put Right, but the Company would be required to (A) make principal payments on the New Note in the amount of $3.2 million on each of August 2, 2019 and August 22, 2019, and (B) pay all remaining amounts then outstanding under the New Note on September 16, 2019 (the “Required Prepayments”). If the Company fails to make any Required Prepayment on the applicable payment date, the conversion price of the New Note would be reset to the volume-weighted average price of the Common Stock on the trading day immediately following the Company’s filing of a Current Report on Form 8-K with respect to its failure to make the Required Prepayment due on September 16, 2019, if such volume-weighted average price is lower than the conversion price of the New Note then in effect, subject to a price floor. The New Warrant would have substantially identical terms as the Prior Exchange Warrant, except that the New Warrant would have an exercise price of $2.87 per share, as opposed to an exercise price of $5.12 per share under the Prior Exchange Warrant.

The closing of the Second Exchange (the “Closing”) occurred on July 24, 2019. At the Closing, the Company issued the New Note and the New Warrant to the Exchanging Investor in exchange for the Prior Exchange Note and Prior Exchange Warrant, which were retired and cancelled.

The foregoing descriptions of the Second Exchange Agreement, the New Note and the New Warrant are qualified in their entirety by reference to the Second Exchange Agreement, the form of New Note and the form of New Warrant, which are filed hereto as Exhibit 10.1, Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference.

The New Note and the New Warrant (including the shares of Common Stock underlying the New Note and the New Warrant) were issued in a private exchange pursuant to the exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description
4.1	Form of New Note (found at Exhibit A, herein)
4.2	Form of New Warrant (found at Exhibit B, herein)
10.1	Second Exchange Agreement, dated July 24, 2019, by and between the Company and CVI Investments, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: July 25, 2019	By:	/s/ Kathleen Valiasek
Kathleen Valiasek
Chief Business Officer